UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street suite 2-400 Auburndale, MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Other Information	3

SIGNATURE

Item 1.01. Other Information

Amendment of Certificate of Incoroproation:

On November 17, 2014, pursuant to the authorization of the Board of Directors of the Company, we filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Delaware division of Corporations. The amendment is set out below:

Article IV.

Section 1. Reverse Stock Split. Effective upon the filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), each five thousand (5,000) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and non-assessable Common Stock of the Corporation (the “Reverse Stock Split”). This Reverse Stock Split shall be effected on a certificate by certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall pay to each holder of any such fractional share an amount equal to the fair value thereof at the Effective Time as determined in good faith by the Board of Directors. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate have been reclassified pursuant to this Certificate of Amendment. All number of shares and all amounts stated on a per share basis contained in this Certificate of Amendment are stated after giving effect to the Reverse Stock Split and no further adjustment shall be made as a consequence of the Reverse Stock Split. Appropriate adjustments to reflect the effect of the Reverse Stock Split are to be made to any outstanding options to purchase the Old Common Stock of the Corporation.

Section 2. The Corporation is authorized to issue two classes of stock to be designated “Common Stock” and Preferred Stock. The total number of shares of Common Stock that the Corporation is authorized to issue is Eighty Million (80,000,000) shares, par value $0.01 per share and One Million (1,000,000) shares of Preferred Stock par value $0.01 per share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.

Date: November 21, 2014	By:	/s/ Kenneth L. Rice, Jr.

Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer